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                                  EXHIBIT 99

Sunterra Corporation
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                                                                    NEWS RELEASE

                                                      Contact:  Malinda Bombardo
                                                                  (407) 532-1224

        SUNTERRA ANNOUNCES ORGANIZATIONAL RESTRUCTURING AND CORPORATE
                               HEADQUARTERS MOVE


     ORLANDO, FLORIDA, March 8, 2002. Sunterra Corporation announced today that it intends to initiate an organizational restructuring and relocation of its North American operations and the company's global corporate management team. Under the plan, the company's operations will be divided into two regional divisions: Sunterra USA, which will be headed by Andy Gennuso, and Sunterra Europe, headed by Paula Woodgate. Both Gennuso and Woodgate will assume the title of regional CEO. Sunterra USA will be headquartered in Las Vegas, Nevada and will relocate there from Orlando, Florida. Sunterra Europe's location will remain unchanged, with its headquarters in Lancaster, England. Sunterra's global corporate management team will reorganize and then relocate to Las Vegas before the end of 2002.

     According to Nick Benson, CEO of Sunterra Corporation, "As we position ourselves to emerge from our Chapter 11 proceedings, it makes sense to restructure the company so that we are best organized to exploit our growth potential. This restructuring plan is the result of a comprehensive review of the business which has been carried out during the last few months. It is designed to improve operating efficiencies and reduce the overhead costs associated with running a company of our size. We are acutely conscious that our dedicated and experienced staff are vital to the continuing success of Sunterra and we expect that many of them will relocate and embrace the opportunities that this restructuring will provide". He added "This will not have any adverse impact on our members or their ability to enjoy outstanding vacation experiences with Sunterra. In fact, we expect the increased efficiencies which should result from this reorganization to enhance the services which we are able to provide to our members."

     Sunterra Corporation is one of the world's largest vacation ownership companies, with owner families and resorts in North America, Europe, the Pacific, and the Caribbean.

     CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS. Certain statements in this release constitute forward-looking statements subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include those regarding Sunterra's proposed organizational restructuring and relocation. Actual results or developments may differ from those provided for in any of the forward-looking statements.